UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

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BOSTON OMAHA CORPORATION

1411 Harney Street, Suite 200

Omaha, NE 68102

To the Stockholders of Boston Omaha Corporation:

The 2019 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Boston Omaha Corporation, a Delaware corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”), will be held at the Boston Marriott Long Wharf, 296 State Street, Boston, MA 02109, on Saturday, June 8, 2019 beginning at 9:00 a.m. local time. The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To elect five (5) directors of the Company (in addition to the two (2) directors elected by the holders of our Class B common stock) to serve a term of one (1) year or until their successors are duly elected and qualified;

2.

To ratify the selection by our Board of Directors (which we refer to as the “Board”) of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 15, 2019 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the Secretary of the Company, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Annual Meeting. The Company’s Board of Directors recommends that you vote “For” for each of the proposals.

The proxy materials are available at https://www.colonialstock.com/BOC2019 with your 12-digit control number located on the enclosed proxy card. Whether or not you intend to attend the Annual Meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no additional postage if mailed in the United States. Directions to the Annual Meeting are available by calling us at (857) 256-0079.

By Order of the Board of Directors,

/s/ Joshua P. Weisenburger

Joshua P. Weisenburger

Secretary

April 16, 2019

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 15, 2019 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE METHODS.

Boston Omaha Corporation

1411 Harney Street, Suite 200
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

April 16, 2019

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	The Board of Directors (which we refer to as the “Board”) of Boston Omaha Corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”).

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) will be held at the Boston Marriott Long Wharf, 296 State Street, Boston, MA 02109, on Saturday, June 8, 2019 at 9:00 a.m. local time.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on April 15, 2019 (which we refer to as the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. If on the Record Date your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 21,268,736 shares of Class A common stock and 1,055,560 shares of Class B common stock were outstanding.

Q:	How do I vote?

A:

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the stockholder of record of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

1.

You may vote over the Internet. You may vote your shares by following the “VOTE BY INTERNET” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote in person, vote by telephone or complete and mail your proxy card.

2.

You may vote by telephone. You may vote your shares by following the “VOTE BY PHONE” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the Internet, vote in person or complete and mail your proxy card.

3.

You may vote by mail. You may vote your shares by following the “VOTE BY MAIL” instructions on the accompanying proxy card. If you vote by mail, you do not need to vote over the Internet, by telephone or in person.

4.

You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in these proxy materials in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in these proxy materials.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

1.	If you would like to revoke your proxy, you may write to our Secretary stating that you would like to revoke your proxy.

2.	You may submit a new proxy, bearing a later date, by following the “VOTE BY INTERNET” or “VOTE BY PHONE” instructions on the accompanying proxy card by 11:59 p.m. EST, June 7, 2019.

3.	If you voted over the Internet or over the telephone, you may submit your proxy card by mail, which must be received by June 7, 2019.

4.	You may also vote in person at the Annual Meeting.

Q:	What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. On the Record Date there were 22,324,296 shares of our capital stock outstanding, consisting of 21,268,736 shares of Class A common stock and 1,055,560 shares of Class B common stock. Each share of our Class A common stock is entitled to one vote, and each share of our Class B common stock is entitled to 10 votes, on each matter brought before the Annual Meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1.

To elect five (5) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers.

Q:	How many votes do I have?

A:

Each share of our Class A common stock is entitled to one vote on each matter brought before the Annual Meeting. Each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting.

Q:	How are votes counted?

A:

With respect to PROPOSAL 1 (Election of Directors), votes may be cast “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you vote “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of nominees.

With respect to PROPOSAL 2 (Ratification of Auditors), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Q:	How many votes are required to approve each item?

A:

With respect to PROPOSAL 1 (Election of Directors), directors shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of shares voted “FOR” their election are elected).

With respect to PROPOSAL 2 (Ratification of Auditors), ratification of the selection of auditors requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present in person or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present in person or represented by proxy, entitled to vote and voting on the matter.

Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one vote per share while Class B common stock is entitled to 10 votes per share.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares. If you do not give your broker, bank, trustee or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	How does the Board recommend that I vote on the proposals?

A:

The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect five (5) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, a term of one (1) year or until their successors are duly elected and qualified.

The Board recommends that you vote “FOR” on Proposal 2, to ratify the selection by our Board of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Board recommends that you vote “FOR” on Proposal 3, to approve on an advisory (non-binding) basis the compensation of the named executive officers.

Q:	What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies either electronically over the Internet or by telephone as outlined on the proxy card or by requesting (if necessary), completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:	Can I change my vote or revoke my proxy?

A:

Yes. If you are a stockholder of record, you can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee by following the instructions they provided, or, if you have obtained a valid legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person using such proxy.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:

Stockholders may present proper proposals for inclusion in our proxy statement and propose director candidates for consideration by our Nominating and Corporate Governance Committee, each for consideration at the 2020 Annual Meeting of Stockholders, by submitting their proposals in writing to Boston Omaha’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders, the Secretary of Boston Omaha must receive the written proposal at our principal executive offices set forth below no later than December 18, 2019. If we hold our 2020 Annual Meeting of Stockholders more than 30 days before or after June 8, 2020 (the one-year anniversary date of the 2019 Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) and with the regulations of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Our bylaws (as amended and restated to date, which we refer to as our “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting, as well as ownership thresholds for certain control group nominations and actions. Prior to June 5, 2017, we did not have a policy that permitted stockholders to recommend candidates for election as directors or a process for stockholders to send communications to the Board of Directors.

Pursuant to the Bylaws, a stockholder who, in accordance with Rule 14a-8, under the Exchange Act, wants to present a proposal to be acted upon at either the Company’s annual stockholders’ meeting or a special stockholders’ meeting must submit the proposal to the Company and, pursuant to Article I, Sections 2 and 3 of our Bylaws, the notice of the proposal must be delivered to or mailed and received at the principal executive offices of the Company (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, no later than the close of business on the tenth day following the date of a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act containing the date of such meeting. However, if the date of our 2020 Annual Meeting occurs more than 30 days before or 70 days after the anniversary of our 2019 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office no later than the close on business on the tenth day following the date of a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act containing the date of such meeting. To be in proper form, a stockholder’s notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Article I, Sections 2 and 3 of our Bylaws.

On February 6, 2019, we issued a press release and filed with the SEC a Form 8-K which provided notice that the date of our 2019 Annual Meeting will be June 8, 2019, which is more than 30 days before the anniversary of our 2018 Annual Meeting of Stockholders. As a result of our notice on February 6, 2019 of the date of the 2019 Annual Meeting, any notice intended to be given by a stockholder with respect to the Company’s 2019 Annual Meeting pursuant to our Bylaws must have been received at our principal executive office no later than the close of business on February 15, 2019.

Any director nominee proposals or recommendations for director nominees should include the nominee’s name and qualifications for membership on our Board, including information as specified in Article I, Section 2(c) of our Bylaws, and should be directed to: Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

You may also contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

Q:	Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, email or fax.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting, and we will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	Whom should I contact with questions?

A:

If you have any questions or if you need additional copies of this proxy statement (which we refer to as the “Proxy Statement”) or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

Q:	How can I contact Boston Omaha’s transfer agent?

A:	You can contact our transfer agent by either writing to Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111 or by telephoning (801) 355-5740.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on April 15, 2019 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 22,324,296 shares of our capital stock outstanding, of which 21,268,736 shares are Class A common stock and 1,055,560 shares are Class B common stock. Each share of our Class A common stock is entitled to 1 vote per share, and each share of our Class B common stock is entitled to 10 votes per share.

Magnolia Capital Fund, LP (which we refer to as “MCF”) and Boulderado Partners, LLC, (which we refer to as “BP”) together control all of the Company’s Class B common stock.  The Magnolia Group, LLC (which we refer to as “Magnolia”), both as a standalone entity and in its role as general partner of MCF and of Magnolia BOC I, LP and Magnolia BOC II, LP (each as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 22 of this Proxy Statement), and Boulderado Capital, LLC and Boulderado Group, LLC (which we refer to collectively as “Boulderado”), in its role as manager of BP (as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 22 of this Proxy Statement), together control a majority of the Company’s Class A common stock.  In such roles, Magnolia and Boulderado will cast each of their votes “FOR” (i) the election of each of the Board’s five nominees to serve as directors of the Company, in addition to the two (2) directors elected by the holders of our Class B common stock, until the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified, (ii) the ratification of the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and (iii) the approval of a non-binding advisory vote to approve executive officer compensation.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank, trustee or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The proxy materials are available at https://www.colonialstock.com/BOC2019. Enter the 12-digit control number located on the proxy card.

You may vote your shares over the Internet, by telephone, by completing and returning the proxy card via mail, or by attending the Annual Meeting and voting in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2019. Votes provided by mail must be received by June 7, 2019.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (who we refer to as the “Proxy Agents”), will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We expect representatives from our public accounting firm to be present at the Company’s Annual Meeting in 2019.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The number of directors of the Company is established by the Board. The Board currently consists of seven (7) directors, including two (2) directors elected by the holders of our Class B common stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class.

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company’s 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified. As described in our certificate of incorporation, as amended to date, the holders of Class B common stock have elected Adam K. Peterson and Alex B. Rozek to serve as the two (2) directors to be elected by the holders of the Class B common stock. The Board has also selected as nominees the following five (5) individuals, all of whom are current directors of the Company: Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II, Jeffrey C. Royal and Vishnu Srinivasan for election as directors at the Annual Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board’s five nominees to serve as directors of the Company until the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Class A common stock held by the stockholder on the Record Date and ten (10) votes for each share of Class B common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board as well as our two Class B directors previously selected by the holders of our Class B common stock. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Information Concerning Directors and Director Nominees

The following table sets forth the directors of the Company, including Messrs. Rozek and Peterson who have been elected as our two Class B directors by the holders of our Class B common stock, and each of the five (5) additional nominees for director, along with their ages as of April 16, 2019 and the year in which their current term of directorship will expire absent their re-election at the Annual Meeting:

Name	Age	Director Since	Current Term Expires	Position(s)	(1)	(2)	(3)
Alex B. Rozek**	40	2015	2019	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson**	37	2015	2019	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Bradford B. Briner	42	2016	2019	Director	X	X
Brendan J. Keating	37	2016	2019	Director
Frank H. Kenan II	37	2017	2019	Director		X	X
Jeffrey C. Royal	42	2019	2019	Director	X	X	X
Vishnu Srinivasan	40	2017	2019	Director	X		X

** Each of Messrs. Rozek and Peterson have been elected as the two Class B directors elected by the holders of our Class B common stock.

(1) Member of Audit and Risk Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

Nominees and Incumbent Directors

Set forth below are the names of the persons selected by the holders of our Class B common Stock as the two (2) Class B directors as well as the remaining five (5) individuals nominated as directors, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Class B Directors:

Alex B. Rozek has been Co-Chairperson of our Board, Co-Chief Executive Officer and President since 2015.  Since July 2007, Mr. Rozek has served as the Manager of Boulderado Group, LLC, which is the investment manager of Boulderado Partners, LLC, a private investment partnership.  From 2004 to 2007, Mr. Rozek served as an analyst for Water Street Capital and Friedman Billings Ramsey.  Mr. Rozek graduated with a B.S. in Biology and a Minor in Chemistry from the University of North Carolina at Chapel Hill.

The holders of our Class B common stock have determined that Mr. Rozek’s 15 years’ experience in investments and financial analysis and experience as Co-Chief Executive Officer of the Company since 2015 qualify him to be a member of the Board in light of the Company’s business and structure.

Adam K. Peterson has been Co-Chairperson of our Board since 2015, and has been President since December 2017.  Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP, Magnolia Capital Opportunity Fund, LP, Magnolia BOC I, LP, and Magnolia BOC II, LP. Since June 2017, Mr. Peterson has served as a Director for Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market. Since May 2016, Mr. Peterson has served as a Director for Brampton Brick Ltd., a publicly traded Canadian company traded on the Toronto Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LLC and related entities.  From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation.  Mr. Peterson graduated with a B.S. in Finance from Creighton University.

The holders of our Class B common stock have determined that Mr. Peterson’s 15 years’ experience in investments and financial analysis and experience as Co-Chief Executive Officer of the Company since 2015 qualify him to be a member of the Board in light of the Company’s business and structure.

Additional Directors:

Bradford B. Briner has served on the Board since April 2016. Mr. Briner is also currently a member of our Audit and Risk Committee and Compensation Committee. Mr. Briner joined Willett Advisors in 2012 and is the Co-Chief Investment Officer. Willett Advisors is the investment management arm of the Bloomberg family and for the Bloomberg Philanthropies. Previously, Mr. Briner was the Managing Director of Private Investments for Morgan Creek Capital, a $10 billion fund of funds that he co-founded in 2004. Mr. Briner graduated from the University of North Carolina at Chapel Hill as a Morehead Scholar with a degree in economics with distinction. Mr. Briner also received an MBA with distinction from Harvard Business School.

Our Board has determined that Mr. Briner’s 20 years’ experience in real estate, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Brendan J. Keating has served on the Board since February 2016. Since August 2015, Mr. Keating has been Manager and CEO of Logic Real Estate Companies, LLC (which we refer to as “Logic”), a company based in Las Vegas, Nevada and formed in 2015 which provides commercial property brokerage and property management services. A trust controlled by members of Mr. Keating’s family owns a majority of the membership interests in Logic.  From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services.  Mr. Keating served as a principal of The Equity Group from 2007 to 2015.  Mr. Keating has a B.S. in Finance and Entrepreneurship from Creighton University.

Our Board has determined that Mr. Keating’s 14 years’ experience in commercial real estate brokerage, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Frank H. Kenan II has served on the Board since June 2017. Mr. Kenan is also currently a member of our Compensation Committee and Nominating and Corporate Governance Committee. Since August 2014, Mr. Kenan has served as the Co-Founder and Principal of KD Capital Management, LLC. From September 2011 to December 2014, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC. From January 2006 to January 2008, Mr. Kenan served as a Development Associate at Edens & Avant. From May 2005 to January 2006, Mr. Kenan served as an Analyst at Vivum Group.  Mr. Kenan currently serves as a member of the Board of Directors of the Cougar Club of the College of Charleston, a 501(c)(3) non-profit organization that serves as the fundraising arm for the College of Charleston Athletic Department. Mr. Kenan holds a B.S. from the College of Charleston and an MBA from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School.

Our Board has determined that Mr. Kenan’s 14 years’ experience in investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Jeffrey C. Royal has served on the Board since January 2019. Mr. Royal is also currently a member of our Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Royal has also served as a Director for Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market, since October 2017. Since January 2006, Mr. Royal has been the President of Dundee Bank located in Omaha, Nebraska. Prior to joining Dundee Bank, he was Second Vice President of First National Bank of Omaha. Mr. Royal received both his Bachelor’s and Master’s degrees in Business Administration from Creighton University and completed the Stonier Graduate School of Banking at Georgetown University and the University of Pennsylvania.

Our Board has determined that Mr. Royal’s 13 years’ experience in banking qualifies him to be a member of the Board in light of the Company’s business and structure.

Vishnu Srinivasan has served on the Board since June 2017. Mr. Srinivasan is also currently a member of our Audit and Risk Committee and Nominating and Corporate Governance Committee. Mr. Srinivasan joined Ganesh Investments, L.L.C. in 2012 as a Vice President, focused on public and private equity investments, and he is currently a Managing Director. Ganesh Investments provides investment advisory services to members of the Pritzker family and their charitable foundations.  From November 2009 to October 2012, Mr. Srinivasan was an Analyst at Alyeska Investment Group, a long/short hedge fund. From August 2002 until October 2009, Mr. Srinivasan was a Principal and held various other roles at Berkshire Partners, a private equity fund.  Mr. Srinivasan graduated summa cum laude from the Wharton School at the University of Pennsylvania with a degree in economics. Mr. Srinivasan also received an MBA from Harvard Business School.

Our Board has determined that Mr. Srinivasan’s 17 years’ experience in public and private equity, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

There are no family relationships among current members of our Board or executive officers.

Board Composition, Committees and Director Selection

The Board currently consists of seven (7) directors, including two (2) directors elected by the holders of our Class B common Stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class. Members of the Board regularly discuss various business matters informally on numerous occasions throughout the year. During the fiscal year ended December 31, 2018, there were thirteen Board meetings. Over 90% of all meetings of the Board in 2018 were attended by all then-current directors, and over 75% of all the meetings held by all committees of the Board in 2018 were attended by all then-current directors serving on such committees. In February 2018, the Board also established a special committee of the Board consisting of outside directors, which had five meetings, to review a then-proposed private placement of our Class A common stock to entities affiliated with Magnolia and Boulderado and to consider alternatives to the private placement. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities. We do not have a policy regarding Board members’ attendance at the annual meetings of stockholders. All but one of the directors who served on the Board at the time attended our 2018 Annual Meeting of Stockholders.

Our Board maintains certain standing committees consisting of Board members appointed by it, and the Board has assigned certain of the Board’s responsibilities to such committees. The Board has three separate standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board does not have a formal policy on whether the roles of Co-Chief Executive Officers and Co-Chairmen of the Board should be separate. However, Messrs. Rozek and Peterson currently serve as both Co-Chief Executive Officers and Co-Chairmen. Our Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having both persons serve in both positions. Combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Our Board currently has no lead independent director. Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Our Audit and Risk Committee consists of Bradford B. Briner (the chairman of the committee), Jeffrey C. Royal and Vishnu Srinivasan.  The Board has determined that each of the members of the Audit and Risk Committee meets the criteria for independence under the applicable listing standards of NASDAQ, and that Mr. Briner also qualifies as an “audit committee financial expert” and “independent” as defined by the applicable rules adopted by the SEC and NASDAQ. The Audit and Risk Committee assists the Board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the establishment and performance of our internal audit function and the performance of the independent auditor.  The Audit and Risk Committee was formed in June 2017 and held four meetings and acted by unanimous written consent four times during the 2018 fiscal year. The Board has adopted a written charter under which the Audit and Risk Committee operates, which satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit and Risk Committee charter is available on the Corporate Governance section of our website at

http://www.bostonomaha.com/documents/81/1bc381bf3541d2da6b7c080b1ee114ec.pdf.

Our Compensation Committee consists of Frank H. Kenan II (the chairman of the committee), Bradford B. Briner and Jeffrey C. Royal. The Compensation Committee is authorized to review our compensation and benefits plans to ensure they meet our corporate objectives, approve the compensation structure of our executive officers and evaluate our executive officers’ performance and advise on salary, bonus and other incentive and equity compensation.  The Compensation Committee may invite members of the Company’s management to its meetings as it deems appropriate, and our executive officers may provide the Compensation Committee with recommendations to take under consideration regarding executive compensation.  The Board has adopted a written charter under which the Compensation Committee operates, and the Compensation Committee has authority under its charter to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees comprised of at least two members that are “independent directors” as defined by NASDAQ Rule 5605(a)(2) or “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Further, the Compensation Committee charter provides the Compensation Committee with the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2018, no compensation consultant was engaged for employee or executive compensation. The Compensation Committee was created in June 2017 and acted by unanimous written consent five times during the 2018 fiscal year. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable NASDAQ listing standards. A copy of the Compensation Committee charter is available on the Corporate Governance section of our website at http://www.bostonomaha.com/documents/81/d636071762fda9fcadbd82bc7cca4b92.pdf.

Our Nominating and Corporate Governance Committee consists of Vishnu Srinivasan (the chairman of the committee), Frank H. Kenan II and Jeffrey C. Royal.  The Nominating and Corporate Governance Committee is primarily concerned with identifying individuals qualified to become members of our Board, selecting the director nominees for each annual meeting of stockholders (including the nominees in Proposal 1), selection of the director candidates to fill any vacancies on our Board and the development of our corporate governance guidelines and principles.  The Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates.  The charter instructs the Nominating and Corporate Governance Committee to consider any nominations of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee was created in June 2017 and acted by unanimous written consent once in the 2018 fiscal year. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of our website at

http://www.bostonomaha.com/documents/81/0f0db6ab6083bb4fc913fcbbb592f366.pdf.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board through recommendations from members of the Committee and other Board members and executive officers of the Company and will consider candidates who are recommended by stockholders, as described below. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

On June 5, 2017, we amended and restated our Bylaws providing for advance notice requirements for stockholder proposals at meetings and ownership thresholds for certain control group nominations and actions. Prior to June 5, 2017, we did not have a policy that permitted stockholders to recommend candidates for election as directors or a process for stockholders to send communications to the Board.

The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Nominating and Corporate Governance Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by stockholders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Nominating and Corporate Governance Committee will review the Board performance of such director and solicit feedback about the director from other members of the Board.

Director Compensation

In July 2018, our Board adopted a policy whereby directors who are not directly employed by us or by any of our wholly-owned subsidiaries (meaning directors other than Messrs. Peterson and Rozek) each receive cash compensation at the rate of $10,000 per year for all services, including both Board and committee membership. The compensation is payable quarterly in advance on the first day of each calendar quarter. Directors that are directly employed by us or by any of our wholly-owned subsidiaries shall not receive such compensation. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board.

The following table sets forth information with respect to the compensation of our directors, excluding Messrs. Peterson and Rozek, for the Company’s last completed fiscal year:

Name	Year	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Bradford B. Briner	2018	$5,000	-	$5,000
Brendan J. Keating	2018	$5,000	-	$5,000
Frank H. Kenan II	2018	$5,000	-	$5,000
Vishnu Srinivasan	2018	$5,000	-	$5,000
Jeffrey C. Royal (1)	2018	-	-	-

(1)	Mr. Royal became a director in January 2019.

Additionally, in July 2018, the Board adopted a policy whereby each of our non-executive directors is required to hold $50,000 of our Class A common stock (either directly or indirectly), which amount is converted to a fixed share amount using the average closing price of our Class A common stock during the immediately preceding three months for the period ending June 30, 2018 for any non-executive director in July 2018 and three months from the last day of the calendar month preceding the date of appointment of any director appointed thereafter. The non-executive directors are required to achieve fully their respective ownership level within three (3) years, and fifty percent of the requirement within eighteen (18) months from adoption or election, as applicable. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board.

We also reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Each of Messrs. Rozek and Peterson receive compensation as officers of our Company, but no compensation as directors of our Company.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or securityholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

The Board has affirmatively determined that Messrs. Briner, Kenan, Royal and Srinivasan, which constitutes a majority of the Board, are “independent” under the applicable NASDAQ rules and listing standards and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. In each case, the Board affirmatively determined that none of such individuals had a material relationship with the Company. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NASDAQ listing standards. In light of these determinations, the members of the Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also “independent” for purposes of Rule 10A-3 of the Exchange Act and applicable NASDAQ listing requirements.

The Board has adopted the following standards to assist it in determining whether a director has a material relationship with us. Under these standards, a director will be considered to have a material relationship with us if he or she is:

(a)	a director who is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

(b)

a director who accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to an immediate family member who is our employee (other than an executive officer);

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers serve on the compensation committee of such other entity; or

(f)

a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past three years been an officer or employee of ours or was formerly an officer or employee of ours. Except as described below, none of our executive officers serve as a member of the Compensation Committee or the board of directors of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. Entities controlled by Mr. Keating serve as the Manager of Logic and 24th Street Holding Company, LLC, in which we have a 49.9% ownership interest both directly and indirectly through our ownership in Logic. Mr. Keating and Mr. Peterson serve as the Managers of The Aligned Group, LLC, which served as the Manager of TAG SW1, LLC, a Nevada limited liability company (which we refer to as “TAG”) that had limited operations and which wound down its operations in 2018.

Corporate Governance Guidelines

The role of the Board is to ensure that the Company is managed for the long-term benefit of our stockholders. To fulfill this role, the Board has adopted corporate governance guidelines in accordance with the corporate governance rules of NASDAQ, as applicable, that serve as a flexible framework within which our Board and its committees will operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Co-Chairman and Co-Chief Executive Officers, executive sessions, standing Board committees, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.bostonomaha.com.

The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, directors and officers, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Code of Business Conduct and Ethics and requests may be directed to Co-Chief Executive Officer of Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. Any amendment to, or waiver from, a provision of such codes of ethics granted to a principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions, or to any executive officer or director, will be posted on our website.

Risk Oversight

The business of the Company is managed with the oversight of the Board. While the full Board of Directors has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. As contemplated by the NASDAQ listing standards and as reflected in the charter of the Audit and Risk Committee, our Audit and Risk Committee oversees management of enterprise risks as well as financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee works together with our Audit and Risk Committee and they are responsible for overseeing the management of compliance and regulatory risks facing the Company and risks associated with business conduct and ethics. Our Nominating and Corporate Governance Committee also oversees risks associated with corporate governance. In addition, pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Communications from Stockholders

The Board has in place a process for securityholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. Stockholders and other interested parties who wish to contact any non-management director, the presiding non-management director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Executive Officers

The following table sets forth information regarding our executive officers as of April 16, 2019:

Name	Age	Officer Since	Position(s)
Alex B. Rozek	40	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson	37	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Joshua P. Weisenburger	35	2017	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
James A. McLaughlin	69	2017	President, Link Media Holdings, LLC
Michael J. Scholl	51	2015	President, General Indemnity Group, LLC

In addition to the biographical information for Mr. Rozek and Mr. Peterson, which is set forth above under “Nominees and Incumbent Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. None of our officers or directors has any family relationship with any other director or officer. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

Joshua P. Weisenburger has served as our as our Chief Financial Officer, Secretary and Treasurer since June 2017. Mr. Weisenburger has also served as our Chief Accounting Officer and our Controller. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc. a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles.  Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota—Carlson School of Management.

James A. McLaughlin has served as the President of Link Media Holdings, LLC, our billboard subsidiary, since March 2017. From October 2013 through October 2016, Mr. McLaughlin served as President and Chief Executive Officer of Signal Holdings, LLC, the owner of Signal Outdoor, LLC, a leading operator of street furniture and transit assets primarily located on the east coast of the US. From June 2004 through June 2012, Mr. McLaughlin served as President and Chief Executive Officer of Olympus Media, LLC, a private equity backed operator of billboards. Mr. McLaughlin has held senior management positions at other outdoor advertising businesses since 1974. Mr. McLaughlin attended West Virginia University.

Michael J. Scholl has served as President of General Indemnity Group, LLC (which we refer to as “GIG”), our wholly owned insurance industry subsidiary, since October 2015. From May 2013 through October 2015, Mr. Scholl served as Senior Vice President for Allied Public Risk, a division of Aegis General Insurance Agency, which provides customized insurance products for public entity pools, cities, counties, schools and special service districts. From November 2013 through May 2014, he served as Chief Operating Officer for American Public Risk, when its business was moved to Allied Public Risk. From November 2009 through October 2013, Mr. Scholl served as Vice President of Business and Product Development at the Argonaut Group. He also served as Vice President for its Commercial Deposit Insurance Agency subsidiary, a direct provider of cyber-security and crime insurance, from August 2012 through September 2013. From 1992 through November 2009, Mr. Scholl has held various positions as an actuary and in management at several different insurance firms. Mr. Scholl is a credentialed actuary, and holds both a B.S. in Statistics, and a B.A. in Business (Economics) from the University of Miami and an M.S. in Statistics from Purdue University.

Executive Compensation

The following table sets forth information with respect to the compensation of our executive officers, including the two most highly compensated executive officers other than our principal executive officers, for 2018 and 2017:

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
Alex B. Rozek(1)	2018	$23,660	-	-	$23,660
Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2017	$23,660	-	-	$23,660

Adam K. Peterson	2018	$23,660	-	-	$23,660
Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2017	$23,660	-	-	$23,660

Joshua P. Weisenburger(2)	2018	$198,000	$110,000	-	$308,000
Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer	2017	$164,091	$80,000	-	$244,091

James A. McLaughlin	2018	$258,333	-		$258,333
President of Link Media Holdings, LLC	2017	$172,098	$80,000	-	$252,098

Michael J. Scholl	2018	$275,000	-	-	$275,000
President of General Indemnity Group, LLC	2017	$253,125	$50,000	-	$303,125

(1)

On January 2, 2019, the Compensation Committee approved compensating Alex Rozek at the base salary rate of $275,000 per year, effective as of January 1, 2019. Mr. Rozek’s employment agreement with the Company, dated August 1, 2015, as amended, contemplated an annual base salary at the rate of $275,000. However this base salary level was postponed at Mr. Rozek’s request from 2015 through 2018, during which time Mr. Rozek voluntarily requested that he receive a nominal salary of $23,660 in lieu of the full $275,000 base salary contemplated in the employment agreement.

(2)	Effective as of January 1, 2019, Mr. Weisenburger’s annual base salary increased to $220,000.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 100% of employee contributions up to the first 3% of the employee’s salary in total and 50% of employee contributions up to the next 2% of the employee’s salary, subject to the statutorily prescribed limit.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Rozek and Peterson Employment Agreements

On August 1, 2015, we entered into employment agreements with each of Alex B. Rozek and Adam K. Peterson. Mr. Rozek and Mr. Peterson each serve as a Co-Chief Executive Officer and as a Co-President. Each of the employment agreements has a one-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement. Each of the employment agreements provides for a base salary at federal minimum wage per year through December 31, 2015, and an annualized base salary of $275,000 thereafter. However, each of these agreements was amended to delay an increase in the base salary from federal minimum wage until such time as approved by the Compensation Committee of the Board. On January 2, 2019, the Compensation Committee approved compensating Mr. Rozek at the base salary of $275,000 per year. Mr. Peterson has requested that he continue to receive nominal base salary at this time. Each of the employment agreements also provides for certain severance payments to the executives in the event their employment is terminated by us without “cause” or if the executive terminates his employment for “good reason.”

Each of Messrs. Rozek and Peterson participate in a management incentive bonus plan (which we refer to as the “MIBP”), effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the company of certain net growth target objectives. Each of Mr. Rozek and Mr. Peterson are eligible to participate in the MIBP pursuant to their respective employment agreements. The MIBP provides for a bonus pool, determined on an annual basis by the Compensation Committee of the Board, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases in stockholders’ equity per share resulting from any issuances by the Company of its securities or securities of any subsidiary for cash consideration) exceeds 106% of our stockholders’ equity for the preceding fiscal year. On February 27, 2018, the Compensation Committee of the Board approved changes to the MIBP, effected through an amendment and restatement of the MIBP, including placing certain caps on the total payments under the MIBP through December 2032 and additional annual caps thereafter, as well as establishing a high water mark under the MIBP so that any decrease in adjusted stockholders’ equity per share in any prior year must be first recouped before the 6% hurdle test is applied. Previously, there were no caps on the amounts payable under the MIBP. No payments under the MIBP were earned during the fiscal year ended December 31, 2018.

In the event that Mr. Rozek or Mr. Peterson’s employment is terminated without cause or if either elects to terminate his employment for “Good Reason,” he is entitled to receive severance payments equal to the amounts which would have been payable to him under the MIBP if he had remained with us through the remainder of the fiscal year in which his employment terminated multiplied by a fraction equal to the number of days during the fiscal year that the executive remained employed by us divided by 365. Severance payments also will include an amount equal to four months’ base salary for each full 12 month period the executive is employed by us commencing August 1, 2015, except that in no event shall severance payments exceed the then current base salary on a monthly basis multiplied by 12.

Scholl Employment Agreement

We previously had an employment agreement with Mr. Scholl that was entered into in October 2015. Upon the expiration of Mr. Scholl’s employment agreement, per its terms in October 2017, we entered into a new employment agreement with Mr. Scholl, effective November 1, 2017. The new employment agreement provided for an annual base salary of $275,000 and benefits in accordance with our standard benefits package. Similar to his previous employment agreement, Mr. Scholl’s new employment agreement also provides for an annual cash incentive bonus and a long term bonus plan. Under the annual cash incentive bonus, Mr. Scholl is entitled to receive an annual bonus in an amount equal to twelve and one-half percent (12.5%) of the difference, if any, between (x) the pre-tax earnings of GIG for the applicable calendar year (determined in accordance with U.S. generally accepted accounting principles) minus (y) an amount equal to ten percent (10%) of the Company’s average total equity for such calendar year, as calculated on a quarterly basis. Mr. Scholl is also eligible to receive a long-term cash bonus, the receipt of which is subject to vesting (which we refer to as the “Long Term Bonus”). The Long Term Bonus, if any, with respect to any particular calendar year will equal ten percent (10%) of the increase in book value for GIG based on pre-tax earnings commencing at the end of the calendar year following the year in which the Long Term Bonus was earned. The Long Term Bonus is reduced by any annual bonus paid to Mr. Scholl. If Mr. Scholl’s employment is terminated without cause, Mr. Scholl is entitled to an amount equal to the amount of base salary otherwise payable for a period of twelve (12) months following the effective date of such termination, payable over twelve (12) months in accordance with the Company’s customary payroll practices as well as all earned bonus payments, whether vested or unvested. Mr. Scholl’s new employment agreement also provides for certain increases to his base salary upon the occurrence of certain events, and for certain milestone achievement bonuses. Mr. Scholl’s new employment agreement was approved by the Compensation Committee of the Board.

McLaughlin Employment Agreement

On March 3, 2017, we hired James A. McLaughlin to serve as the President and Chief Executive Officer of our wholly-owned subsidiary, Link Media Holdings, LLC (which we refer to as “LMH”). In connection with Mr. McLaughlin’s employment, LMH and Mr. McLaughlin entered into an employment agreement under which Mr. McLaughlin will receive an annual base salary of $208,000, which may be incrementally increased up to $500,000 based upon the achievement of certain annual revenue thresholds for LMH and its subsidiaries. Mr. McLaughlin will be eligible for a fee of 0.5% of the purchase price paid in connection with the sourcing of certain acquisition targets. In addition, Mr. McLaughlin will be eligible to receive an annual incentive cash bonus equal to 25% of the increase in annual earnings against a defined baseline, which baseline shall be subject to a minimum threshold and shall be mutually revised to the extent that capital investments or acquisition activity impacts the earnings of LMH. Further, Mr. McLaughlin will be eligible for a long-term incentive cash bonus based upon the achievement of certain earnings thresholds. Mr. McLaughlin will also be eligible to participate in all customary employee benefit plans or programs adopted by LMH from time to time and made generally available to similarly situated executive employees. Additionally, the employment agreement provides that Mr. McLaughlin’s employment with LMH may be terminated by either party for any reason upon 30 days’ written notice. In the event Mr. McLaughlin’s employment is terminated by LMH without “Cause” or by Mr. McLaughlin for “Good Reason,” Mr. McLaughlin will be eligible to receive severance pay equal to 12 months’ base salary. On June 26, 2018, the Compensation Committee approved an amendment to Mr. McLaughlin’s employment agreement that increased his annual base salary from $208,000 to $300,000, effective July 1, 2018.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards at December 31, 2018. We do not currently have any equity incentive plans established and, as a result, none of our officers and directors is a party to any equity incentive plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of April 15, 2019 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. MCF has warrants to purchase 52,778 shares of our Class B common stock and BP has warrants to purchase 51,994 shares of our Class B common stock, and all Class B common stock is convertible to Class A common stock at the option of the holder. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

	Class A common stock		Class B common stock
Name of Beneficial Owner	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock (1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock (2)
Magnolia Capital Fund, L.P. (3)	0	0%	580,558	50.03%	17.66%	2.59%
Magnolia BOC I, LP	7,960,095	37.43%			24.22%	35.49%
Magnolia BOC II, LP (4)	2,070,328	9.73%			6.30%	9.23%
The Magnolia Group, LLC	93,176	*			*	*
Boulderado Partners, LLC (5)	493,276	2.32%	579,774	49.97%	19.14%	4.78%
Adam K. Peterson (3)(6)	10,211,561	48.01%	580,558	50.03%	48.73%	48.12%
Alex B. Rozek (5)(7)	774,554	3.64%	579,774	49.97%	19.99%	6.04%
Bradford B. Briner (8)	11,000	*			*	*
Brendan J. Keating (9)	89,350	*			*	*
Frank H. Kenan II (10)	181,666	*			*	*
Vishnu Srinivasan	7,000	*			*	*
Jeffrey C. Royal	0	*			*	*
James A. McLaughlin (11)	84,600	*			*	*
Michael J. Scholl (12)	3,400	*			*	*
Joshua P. Weisenburger	2,418	*			*	*
All directors and officers as a group (10 persons)	11,365,549	53.44%	1,160,332	100%	69.87%	55.85%

_______________________

* Less than 1%

(1)

The percent of Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.

(2)	The percent of aggregate economic interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.
(3)	Includes warrants to purchase 52,778 shares of our Class B common stock.
(4)

Based on information provided in that certain Schedule 13G filed with the SEC on May 25, 2018 and that certain Schedule 13G filed with the SEC on February 14, 2019, shares held by Magnolia BOC II, LP are voted by The Magnolia Group, LLC at the direction of 238 Plan Associates LLC, and 238 Plan Associates LLC may be deemed to have voting and dispositive power over such shares.

(5)	Includes warrants to purchase 51,994 shares of our Class B common stock.
(6)

Represents amount of shares and warrants owned by Adam K. Peterson, Magnolia Capital Fund, LP, Magnolia BOC I, LP, Magnolia BOC II, LP and The Magnolia Group, LLC. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of each of Magnolia Capital Fund, LP, Magnolia BOC I, LP and Magnolia BOC II, LP.

(7)

Represents shares and warrants owned by Boulderado Partners, LLC and 281,278 shares of Class A common stock held by trusts of which Mr. Rozek is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership. Mr. Rozek serves as the manager of Boulderado Capital, LLC, the manager of Boulderado Partners, LLC.

(8)	Represents 10,000 shares of Class A common stock held by a limited liability company of which Mr. Briner is the Managing Member and 1,000 shares of Class A common stock held by Mr. Briner.
(9)

Represents 44,250 shares of Class A common stock held by a trust established for the benefit of Mr. Keating and members of his family, 1,700 shares of Class A common stock held by Mr. Keating, and 43,400 shares of Class A common stock held in retirement and 401(k) accounts for the benefit of Mr. Keating.

(10)

Represents 58,276 shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager and owns 100% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P. and 123,390 shares of Class A common stock held by a trust under which Mr. Kenan is both the trustee and beneficiary.

(11)

Represents 80,800 shares of Class A common stock held by a trust of which Mr. McLaughlin is the trustee, and 3,800 shares of Class A common stock held in an IRA for the benefit of Mr. McLaughlin. Includes 76,900 shares of Class A common stock pledged as collateral to secure certain personal indebtedness.

(12)	Represents 1,100 shares of Class A common stock held by Mr. Scholl and 2,300 shares of Class A common stock held in IRAs for the benefit of Mr. Scholl.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of any publicly traded class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2018 its executive officers, directors and ten percent stockholders timely complied with all Section 16(a) filing requirements, with the following exceptions:

●

A Form 4 report was amended for Adam K. Peterson, Magnolia Capital Fund, LP, and Magnolia Group, LLC on March 5, 2018 to correct the reported number of shares acquired in a transaction that was approved on March 1, 2018.

●

A late Form 4 report was filed for Boulderado Group, LLC, Boulderado Partners, LLC, Boulderado Capital, LLC and Alex B. Rozek on March 6, 2018 to report the acquisition of shares acquired in a transaction that occurred on March 1, 2018.

●	A Form 4 report was amended for Michael J. Scholl on March 6, 2019 to correct an inadvertent omission of shares of Class A common stock acquired in a transaction on May 18, 2018.

●

A late Form 4 report was filed for Adam K. Peterson, Magnolia Capital Fund, LP, Magnolia Group, LLC and Magnolia BOC I, LP on July 2, 2018 to report (i) 146,338 shares of Class A common stock distributed in-kind to a limited partner from Magnolia Capital Fund, LP on March 31, 2018, and (ii) 146,327 shares of Class A common stock distributed in-kind to a limited partner from Magnolia Capital Fund, LP on April 30, 2018.

●

A late Form 4 report was filed for Boulderado Group, LLC, Boulderado Partners, LLC, Boulderado Capital, LLC and Alex B. Rozek on February 5, 2019 that inadvertently omitted the transfer of 5,000 shares of Class A common stock from Boulderado Partners, LLC to Boulderado BOC LP on August 31, 2018.

Certain Relationships, Related Transactions, and Director Independence

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described. We enter into transactions with our stockholders and other entities owned by, or affiliated with, our direct and indirect stockholders in the ordinary course of business. These transactions include, among others, professional advisory, consulting and other corporate services.

The holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect two directors to our Board (which we refer to as the “Class B Directors”), which number of Class B Directors may be reduced pursuant to the terms and conditions of our Amended and Restated Voting and First Refusal Agreement. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. Matters requiring the unanimous approval of the Class B Directors are described in our Annual Report on Form 10-K.

Each of BP and MCF agreed as part of the Amended and Restated Voting and First Refusal Agreement originally entered into on June 19, 2015 to elect as the Class B Directors each of Alex B. Rozek, as a nominee of BP, and Adam Peterson, as a nominee of MCF.  In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of BP or MCF, then the Class B stockholder which nominated such dead or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the certificate of incorporation.  The Amended and Restated Voting and First Refusal Agreement also provides each of us and the other parties to the Amended and Restated Voting and First Refusal Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

In December 2015, we acquired a 30% ownership position in Logic, which provides brokerage and management services for commercial real estate.  Brendan J. Keating holds a controlling interest in Logic and subsequently joined our Board in February 2016.  We paid $195,000 for our initial ownership position in Logic, and we subsequently participated in two additional capital contributions in Logic in the aggregate amount of $165,000, maintaining our interest at 30%. In December 2015, we acquired a 15% interest in TAG, whose business was to invest in retail centers. As of December 31, 2015, TAG had acquired investments in two retail centers located in Las Vegas, Nevada.  Our equity contribution was $97,500. In addition to our equity interest in TAG, Logic managed both the brokerage and property management services of the assets owned by TAG and was compensated for such services. The Aligned Group, LLC, an entity owned by each of Mr. Keating, Mr. Peterson and an entity controlled by Mr. Peterson, was the Manager of TAG. No asset management fees or carry fees were charged to TAG by The Aligned Group, LLC. As of December 31, 2018, TAG sold its remaining investments. In 2018, we also invested $40,399 in 24th Street Holding Company, LLC that is managed by Mr. Keating and in which we have a 49.9% ownership interest both directly and indirectly through our ownership in Logic.

In February 2016, we commenced an offering of shares of our Class A common stock to accredited investors, at an offering price of $10.15 per share (which we refer to as the “2016 offering”). The 2016 offering ended on June 30, 2016, and pursuant to the 2016 offering, we received investments totaling approximately $41,867,346 from 34 investors and issued 4,124,861 shares of Class A common stock. MCF purchased $26,053,000 and BP purchased $3,553,018 of our Class A common stock in the 2016 offering. In addition, entities controlled by each of Mr. Briner and Mr. Keating collectively purchased an aggregate of $456,750 of our Class A common stock in the 2016 offering. An officer of GIG, who has since left GIG, purchased $49,989 of our Class A common stock in the 2016 offering.

In June 2017, pursuant to a Registration Statement on Form S-1 (File No. 333-216040) declared effective on June 15, 2017, we commenced a public offering for 6,538,462 shares of our Class A common stock at $13.00 per share that raised gross proceeds of $97,049,446. Cowen and Company, LLC (which we refer to as “Cowen”) acted as the sole underwriter and received a discount of 4.4853% per share. We also granted Cowen a 30-day option to purchase up to an additional 980,769 shares of Class A common stock, pursuant to which an additional 926,880 shares were sold. Several related parties invested in this public offering:

●	MCF and BP invested $44,999,994 and $2,500,004, respectively.

●

Trusts of which Mr. Rozek, one of our Co-Chairmen and Co-Chief Executive Officers, is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership, invested $3,477,500 in this offering.

●	Trusts established for the benefit of Mr. Keating, one of our directors, and members of his family invested $486,200 in this offering.
●	Mr. Briner, one of our directors, invested $13,000 in this offering.
●	Mr. Kenan, one of our directors, serves as the manager of the general partner of a limited partnership that invested $1,500,005 in this offering.
●	Mr. Srinivasan, one of our directors, invested $91,000 in this offering.
●	Mr. McLaughlin, the President of Link Media Holdings, LLC, invested $1,001,000 in this offering.
●	Mr. Scholl, the President of GIG, invested $14,300 in this offering.
●	Mr. Weisenburger, our Chief Financial Officer, invested $22,100 in this offering.

In February 2018, we entered into a Class A Common Stock Purchase Agreement relating to the issuance and sale of up to $150,000,000 of our unregistered Class A common stock to Magnolia BOC I, LP, Magnolia BOC II, LP and Boulderado BOC, LP (which we refer to as the “2018 private placement”). Magnolia BOC I, LP and Magnolia BOC II, LP are entities managed by Magnolia, and Boulderado BOC, LP, which has distributed all of its shares of Class A common stock, was an entity managed by Boulderado Group, LLC. The Class A Common Stock Purchase Agreement was approved by an independent special committee of our Board with the advice of independent legal counsel and an independent investment banking firm which provided a fairness opinion to the special committee. Under the 2018 private placement, all shares were sold at $23.30, a slight premium to the $23.29 closing price of the Class A common stock on the NASDAQ Capital Market, as reported by NASDAQ on the date of the Class A Common Stock Purchase Agreement. 3,300,000 shares were issued in the closing of the first tranche of shares sold under the Class A Common Stock Purchase Agreement, which occurred on March 6, 2018, resulting in gross proceeds to us of $76,890,000. The remaining 3,137,768 shares were issued in a second tranche which closed on May 15, 2018, resulting in gross proceeds to us of approximately $73,110,000.

On February 6, 2019, Alex B. Rozek and entities managed by Boulderado filed a Schedule 13D/A stating that BP has returned all outside capital and is continuing operations to manage family investments only. As a result of these distributions, Boulderado BOC, LP distributed all of its shares of Class A common stock and no longer holds any shares of Class A common stock.

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted a written policy and procedures (which we refer to as the “Related Party Policy”) for the review, approval or ratification of “Related Party Transactions” by the independent members of the Audit and Risk Committee of our Board. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurring or issuing of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any Related Party (as defined therein) has or will have a direct or indirect material interest.

The Related Party Policy defines “Related Party” as any person who is, or, at any time since the beginning of the Company’s last fiscal year, was (1) an executive officer, director or nominee for election as a director of the Company or any of its subsidiaries, (2) a person with greater than five percent (5%) beneficial interest in the Company, (3) an immediate family member of any of the individuals or entities identified in (1) or (2) of this paragraph, and (4) any firm, corporation or other entity in which any of the foregoing individuals or entities is employed or is a general partner or principal or in a similar position or in which such person or entity has a five percent (5%) or greater beneficial interest.

Prior to the Company entering into any Related Party Transaction, such Related Party Transaction will be reported to our outside corporate counsel who will report the same to the Audit and Risk Committee. Management, with assistance from our outside corporate counsel, will conduct an investigation and evaluation of the Related Party Transaction and will report its findings to the Audit and Risk Committee, including a summary of material facts. The Audit and Risk Committee will review the material facts of all Related Party Transactions which require the Audit and Risk Committee’s approval and either approve or disapprove of the Related Party Transaction, subject to the exceptions described below. Whenever practicable, the reporting, review and approval of a Related Party Transaction will occur prior to entry into the transaction. If advance review and approval by the Audit and Risk Committee is not practicable, the chairman of the Audit and Risk Committee may approve the Related Party Transaction subject to ratification by the Audit and Risk Committee at the next regularly scheduled meeting.

In the event the Audit and Risk Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction.

No member of the Audit and Risk Committee or director of our Board will participate in any discussion or approval of a Related Party Transaction for which he or she is a Related Party, except that the Audit and Risk Committee member or Board member will provide all material information concerning the Related Party Transaction to the Audit and Risk Committee.

If a Related Party Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit and Risk Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to ensure that they are in compliance with the Audit and Risk Committee’s guidelines and that the Related Party Transaction remains appropriate.

All Related Party Transactions will be reviewed in accordance with the standards set forth in the Related Party Policy after full disclosure of the Related Party’s interests in the transaction. As appropriate for the circumstances, the Audit and Risk Committee will review and consider:

●	the Related Party’s interest in the Related Party Transaction;

●

the terms of the Related Party Transaction, including the approximate dollar value of the amount involved in the Related Party Transaction and the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction is being undertaken in the ordinary course of business of the Company;

●	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the Related Party Transaction;

●	a description of any provisions or limitations imposed as a result of entering into the Related Party Transaction;

●	whether the proposed transaction includes any potential reputational risk issues for the Company which may arise as a result of or in connection with the Related Party Transaction;

●	whether the proposed transaction would violate any requirements of any Company financing or other material agreements; and

●	any other relevant information regarding the Related Party Transaction or the Related Party.

The Audit and Risk Committee may approve or ratify the Related Party Transaction only if the Audit and Risk Committee determines in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit and Risk Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Party in connection with approval of the Related Party Transaction.

The Audit and Risk Committee has determined that the following transactions will be deemed pre-approved or ratified and will not require review or approval of the Audit and Risk Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit and Risk Committee:

●

Any employment or compensation by the Company of an executive officer of the Company or any of its subsidiaries if the related compensation conforms with our Company’s compensation policies, if the executive officer is not an immediate family member of another executive officer or of a director of our Board, and

●	Any compensation paid to a director of our Board if the compensation is consistent with our Bylaws and any compensation policies.

Cessation of Controlled Company Status and Director Independence

Our Board currently consists of Messrs. Rozek, Peterson, Keating, Briner, Kenan, Srinivasan and Royal. Our Board has affirmatively determined that Messrs. Briner, Kenan, Srinivasan and Royal are “independent” directors under applicable NASDAQ rules, as Messrs. Rozek and Peterson have a direct employment relationship with us and Mr. Keating serves as the chief executive officer of two companies in which we currently own a 30% and 49.9% equity stake respectively, both directly and indirectly. The majority of our Board is “independent” in accordance with NASDAQ rules.

Under NASDAQ rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “Controlled Company” and may elect not to comply with certain NASDAQ corporate governance requirements. On July 3, 2018, we announced that MCF no longer holds a majority of the voting power necessary to elect our outside directors. As a result, we must comply with all general NASDAQ corporate governance guidelines as we no longer qualify for the “Controlled Company” exemption as defined by NASDAQ rules. On January 10, 2019 we increased the size of our Board of Directors from six to seven directors, and approved the election of Jeffrey C. Royal as a director to fill the vacancy created by the increase to the size of the Board of Directors. In accordance with NASDAQ corporate governance guidelines, a majority of our Board is now comprised of independent directors.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019. During the 2016, 2017 and 2018 fiscal years, MaloneBailey, LLP served as the Company’s independent auditors. We anticipate that representatives of MaloneBailey, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so at the Annual Meeting, and are expected to be available to respond to appropriate questions. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the Annual Meeting, the Board will reconsider the selection of MaloneBailey, LLP. Even if the selection of MaloneBailey, LLP is ratified, the Board in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019. The Proxy Agents will vote your shares “FOR” the ratification of the appointment of MaloneBailey, LLP unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019.

Fees Paid to the Independent Registered Public Accounting Firm

Our independent auditor during the 2016, 2017 and 2018 fiscal years was MaloneBailey, LLP. During the 2016, 2017 and 2018 fiscal years, the aggregate fees that we paid to our independent auditors for professional services were as follows:

	Year Ended December 31,
	2018	2017	2016
Audit Fees (1)	$595,000	$279,000	$149,500
Audit-Related Fees (2)	$132,000	-0-	$92,500
Tax Fees	-0-	-0-	-0-
All Other Fees	-0-	-0-	-0-

(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q, as well as associated consents and comfort letters.
(2)	Fees for audit-related services include fees associated with audits for our various acquisitions.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as associated consents and comfort letters.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by MaloneBailey, LLP in the 2016, 2017 and 2018 fiscal years.

Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services that, in the opinion of the Audit and Risk Committee, will not impair the independence of the independent registered public accounting firm. Our Audit and Risk Committee annually reviews the audit and permissible non-audit services performed by our independent registered public accounting firm, and reviews and approves the fees charged by it. Our Audit and Risk Committee has considered the role of our independent registered public accounting firm in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of the independence of our independent registered public accounting firm in the conduct of its auditing functions.

Changes in Independent Registered Accounting Firm

None.

Audit and Risk Committee Report

The consolidated balance sheets of Boston Omaha Corporation and its subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for years ended December 31, 2018 and 2017, are included in the Company’s Annual Report on Form 10-K for the 2018 fiscal year (which we refer to as the “2018 Form 10-K”).

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board, along with the Company’s systems of internal accounting and financial controls. In fulfilling these oversight responsibilities, the Audit and Risk Committee reviewed and discussed with Boston Omaha management the audited financial statements included in the 2018 Form 10-K.

The Audit and Risk Committee has reviewed with MaloneBailey, LLP, the independent registered public accounting firm of the Company, the matters required to be discussed with the Company’s independent registered public accounting firm under generally accepted auditing standards, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey, LLP’s communications with the Audit and Risk Committee concerning independence, and has discussed with MaloneBailey, LLP their independence in relation to Boston Omaha.

In reliance upon the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit and Risk Committee referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the 2018 Form 10-K for filing with the SEC.

Boston Omaha, acting through its management and Board, is responsible for the Company’s financial statements and reporting process, including the systems of internal accounting controls. MaloneBailey, LLP, the Company’s independent registered public accounting firm, is responsible for planning and conducting the annual audit of those financial statements. The Audit and Risk Committee’s role is one of oversight, and therefore in performing its oversight responsibilities, the Audit and Risk Committee is not providing any special assurance as to the Company’s financial statements or any professional certification as to the results of the independent registered public accounting firm.

Submitted by the Audit and Risk Committee:

Bradford B. Briner, Chairman

Jeffrey C. Royal

Vishnu Srinivasan

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” beginning on page 18 of this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years, and at our 2018 Annual Meeting of Stockholders, the stockholders cast an advisory vote recommending that “say-on-pay” votes will be held every year.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through attracting, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by offering competitive base salaries to the named executive officers and offering the named executive officers cash bonus incentives based on the growth in the book value of our company (other than due to increases resulting from the sale of our securities).

The vote under this proposal is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee (which is responsible for designing and administering our executive compensation program), values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” set forth in the Company’s definitive Proxy Statement for the 2019 Annual Meeting of Stockholders.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve this proposal to approve the compensation paid to our named executive officers. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote. The Proxy Agents will vote your shares “FOR” the approval of the non-binding advisory proposal regarding executive compensation unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CO-CHIEF EXECUTIVE OFFICER OF BOSTON OMAHA CORPORATION, 1411 HARNEY STREET, SUITE 200, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 15, 2019, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2019 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more securityholders sharing the same address by delivering a single annual report and Proxy Statement addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the securityholders sharing your same address, please notify your broker and direct your request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. We will promptly furnish a separate annual report and Proxy Statement to any stockholder so requesting to no longer participate in “householding.”

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

<Shareholder Name>
<Shareholder Address1>
<Shareholder Address2>
<Shareholder Address3>

Control #: 0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VOTE BY INTERNET – www.colonialstock.com/BOC2019

- You can view the Boston Omaha Corporation Annual Report and Proxy Statement and submit your vote online at the website listed above up until 11:59 p.m. EST on June 7, 2019. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 11:59 p.m. EST on June 7, 2019.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the Internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided.
- Votes by mail must be received by June 7, 2019.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Alex B. Rozek and Adam K. Peterson, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Boston Omaha Corporation (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT THE BOSTON MARRIOTT LONG WHARF, 296 STATE STREET, BOSTON, MA 02109, ON SATURDAY, JUNE 8, 2019, AT 9 A.M., LOCAL TIME, and any adjournments thereof, and directs that the Shares represented by this Proxy shall be voted as indicated below:

Boston Omaha Corporation

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the withheld nominee(s) on the line below.
1. **Proposal 1** - Election of Directors to serve a term of 1 year Nominees: 1) Bradford B. Briner 2) Brendan J. Keating 3) Frank H. Kenan II 4) Jeffrey C. Royal 5) Vishnu Srinivasan	☐	☐	☐	________________

	For	Against	Abstain
2. **Proposal 2** – To ratify the selection of the firm of MaloneBailey, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.	☐	☐	☐
3. **Proposal 3** – An advisory vote to approve the compensation of the named executive officers as set forth in the Proxy Statement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR ALL the nominees for director in Proposal 1, and FOR Proposals 2 and 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR ALL in Proposal 1, and FOR Proposals 2 and 3, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Meeting or any postponement or adjournment thereof.

Please indicate if you plan to attend this Meeting. Yes ☐ No ☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date